IAS Reports Third Quarter 2024 Financial Results

Total revenue increased 11% to $133.5 million

Net income of $16.1 million at a 12% margin; adjusted EBITDA increased to $50.6 million at a 38% margin

NEW YORK – November 12, 2024 – Integral Ad Science Holding Corp. (Nasdaq: IAS), a leading global media measurement and optimization platform, today announced financial results for the third quarter ended September 30, 2024.

"We increased revenue at a double-digit rate in the third quarter, driven by our industry-leading products and the contribution from new customers, with strong adjusted EBITDA performance,” said Lisa Utzschneider, CEO of IAS. “We are excited about several new logo wins and the C-level executives we have added to our team. Our focus remains on driving product innovation and leveraging AI to deliver superior value for our customers. We were delighted to announce our first-to-market optimization solution for Meta in October.”

Third Quarter 2024 Financial Highlights
•Total revenue was $133.5 million, an 11% increase compared to $120.3 million in the prior-year period.

•Optimization revenue was $61.1 million, a 7% increase compared to $57.0 million in the prior-year period.

•Measurement revenue was $52.9 million, an 11% increase compared to $47.8 million in the prior-year period.

•Publisher revenue was $19.5 million, a 26% increase compared to $15.5 million in the prior-year period.

•International revenue, excluding the Americas, was $40.8 million, an 11% increase compared to $36.9 million in the prior-year period, or 31% of total revenue for the third quarter of 2024.

•Gross profit was $106.2 million, a 12% increase compared to $94.7 million in the prior-year period. Gross profit margin was 80% for the third quarter of 2024.

•Net income was $16.1 million, or $0.10 per share, compared to a net loss of $13.7 million, or $0.09 per share, in the prior-year period. Net income margin was 12% for the third quarter of 2024.

•Adjusted EBITDA* was $50.6 million, a 25% increase compared to $40.6 million in the prior-year period. Adjusted EBITDA* margin was 38% for the third quarter of 2024.

•Cash and cash equivalents were $57.1 million at September 30, 2024.

Recent Business Highlights
•C-Level Appointments - In September, IAS announced that Marc Grabowski was appointed as Chief Operating Officer from his previous role as Global VP of Oracle Advertising. Srishti Gupta joined as Chief Product Officer from Rokt where she served as Chief Product Officer. She was previously Director of Ads Measurement at Amazon.

•First-to-Market Meta Optimization Solution - In October, IAS announced the testing of first-to-market availability pre-bid optimization solutions for IAS's current advertisers on Meta. Social Optimization for Content Block Lists enable advertisers to ensure that better impressions are delivered to brand suitable ad adjacencies. This solution empowers advertisers with proactive pre-screen capabilities at the content level on Facebook and Instagram.
•TikTok Partnership Expansion - In October, IAS expanded its Total Media Quality (TMQ) offering for TikTok to include viewability, invalid traffic, and brand safety and suitability measurement for advertisers across TikTok’s newly available ad placements within the Profile, Search, Following Feeds and TikTok Lite.

•Misinformation Detection Launch on YouTube - In September, IAS announced the expansion of its TMQ offering on YouTube to include its industry-aligned misinformation brand safety and suitability reporting for advertisers running campaigns across YouTube ad inventory. IAS can now detect content across YouTube that it identifies as misinformation, enabling advertisers to further verify the safety and suitability of their digital media investments on YouTube.

•Google Ad Manager Partnership - In November, IAS announced the launch of IAS Curation with Google Ad Manager. IAS now offers programmatic buyers a deal-based enrichment pathway designed to curate inventory at the source. IAS Curation empowers advertisers with actionable data to activate avoidance and contextual targeting strategies across media buys at scale for Google Ad Manager.

•Quality Attention Expansion to Publishers and SSPs - In October, IAS announced the availability of Quality Attention for publishers and sell-side platforms (SSPs). IAS’s Quality Attention metrics and scores, previously available only to advertisers, help publishers improve yield optimization and drive revenue opportunities.

Financial Outlook

“We reported revenue growth of 11% and an adjusted EBITDA margin of 38% for the period,” said Tania Secor, CFO of IAS. “With healthy cash flows and low debt, we will continue to invest in the business to support our growth. Our updated financial outlook for the full year reflects our third quarter performance and anticipated advertising demand in the fourth quarter.”

IAS is providing the following financial outlook for the fourth quarter of 2024 and updating its full year 2024 revenue and adjusted EBITDA outlook:

Fourth Quarter Ending December 31, 2024:
•Total revenue of $148 million to $150 million
•Adjusted EBITDA* of $55 million to $57 million

Year Ending December 31, 2024:
•Total revenue of $525 million to $527 million
•Adjusted EBITDA* of $185 million to $187 million
* See “Supplemental Disclosure Regarding Non-GAAP Financial Information” section herein for an explanation of these measures. IAS is unable to provide a reconciliation for forward-looking guidance of adjusted EBITDA and corresponding margin to net income (loss), the most closely comparable GAAP measures without unreasonable effort, because certain material reconciling items, such as depreciation and amortization, interest expense, income tax expense (benefit) and acquisition, restructuring and integration expenses, cannot be estimated due to factors outside of IAS's control and could have a material impact on the reported results. However, IAS estimates stock-based compensation expense for the fourth quarter of 2024 in the range of $15 million to $16 million and for the full year 2024 in the range of $62 million to $63 million.

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE DATA)	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$57,085	$124,759
Restricted cash	170	54
Accounts receivable, net	81,168	74,609
Unbilled receivables	48,421	46,548
Prepaid expenses and other current assets	38,030	18,959
Total current assets	224,874	264,929
Property and equipment, net	4,077	3,769
Internal use software, net	51,546	40,301
Intangible assets, net	150,618	178,908
Goodwill	675,538	675,282
Operating lease right-of-use assets	20,472	21,668
Deferred tax asset, net	2,544	2,465
Other long-term assets	5,029	4,402
Total assets	$1,134,698	$1,191,724
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$48,874	$72,232
Operating lease liability	10,242	9,435
Due to related party	2	121
Deferred revenue	1,454	682
Total current liabilities	60,572	82,470
Deferred tax liability, net	4,989	20,367
Long-term debt, net	64,073	153,725
Operating lease liabilities, non-current	16,391	19,523
Other long-term liabilities	6,186	6,183
Total liabilities	152,211	282,268
Commitments and Contingencies (Note 13)
Stockholders’ Equity
Preferred Stock, $0.001 par value, 50,000,000 shares authorized at September 30, 2024; 0 shares issued and outstanding at September 30, 2024 and December 31, 2023.	—	—
Common Stock, $0.001 par value, 500,000,000 shares authorized, 161,955,151 and 158,757,620 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively.	162	159
Additional paid-in-capital	952,123	901,259
Accumulated other comprehensive loss	(1,276)	(916)
Retained earnings	31,478	8,954
Total stockholders’ equity	982,487	909,456
Total liabilities and stockholders’ equity	$1,134,698	$1,191,724

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)	2024	2023	2024	2023
Revenue	$133,528	$120,331	$377,063	$340,074
Operating expenses:
Cost of revenue (excluding depreciation and amortization shown below)	27,373	25,599	80,628	71,100
Sales and marketing	30,144	29,604	91,541	87,566
Technology and development	16,840	17,211	52,305	53,850
General and administrative	25,348	22,611	71,407	85,673
Depreciation and amortization	16,243	14,027	47,032	40,373
Foreign exchange (gain) loss, net	(2,607)	2,078	(723)	931
Total operating expenses	113,341	111,130	342,190	339,493
Operating income	20,187	9,201	34,873	581
Interest expense, net	(1,325)	(3,109)	(4,787)	(9,747)
Net income (loss) before income taxes	18,862	6,092	30,086	(9,166)
(Provision) benefit for income taxes	(2,773)	(19,841)	(7,562)	6,240
Net income (loss)	$16,089	$(13,749)	$22,524	$(2,926)
Net income (loss) per share - basic and diluted	$0.10	$(0.09)	$0.14	$(0.02)
Weighted average shares outstanding:
Basic	161,663,506	157,055,904	160,528,610	157,691,005
Diluted	165,084,108	157,055,904	164,635,076	157,691,005
Other comprehensive income (loss):
Foreign currency translation adjustments	892	(1,717)	(360)	(789)
Total comprehensive income (loss)	$16,981	$(15,466)	$22,164	$(3,715)

Stock-Based Compensation
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(IN THOUSANDS)	2024	2023	2024	2023
Cost of revenue	$80	$118	$286	$328
Sales and marketing	4,829	5,714	14,002	17,859
Technology and development	4,941	2,902	14,139	13,434
General and administrative	6,593	5,166	18,758	34,020
Total stock-based compensation	$16,443	$13,900	$47,185	$65,641

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(UNAUDITED)

Three Months Ended September 30, 2024

	Common Stock
(IN THOUSANDS, EXCEPT SHARES)	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive loss	Retained earnings	Total stockholders’ equity
Balance, June 30, 2024	160,786,740	$161	$934,194	$(2,168)	$15,389	$947,576
RSUs and MSUs vested	995,796	1	—	—	—	1
ESPP purchase	172,615	—	1,478	—	—	1,478
Stock-based compensation	—	—	16,451	—	—	16,451
Foreign currency translation adjustment	—	—	—	892	—	892
Net income	—	—	—	—	16,089	16,089
Balance, September 30, 2024	161,955,151	$162	$952,123	$(1,276)	$31,478	$982,487

Nine Months Ended September 30, 2024

	Common Stock
(IN THOUSANDS, EXCEPT SHARES)	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive loss	Retained earnings	Total stockholders’ equity
Balance, December 31, 2023	158,757,620	$159	$901,259	$(916)	$8,954	$909,456
RSUs and MSUs vested	2,827,628	3	—	—	—	3
Option exercises	44,049	—	313	—	—	313
ESPP purchase	325,854	—	3,373	—	—	3,373
Stock-based compensation	—	—	47,178	—	—	47,178
Foreign currency translation adjustment	—	—	—	(360)	—	(360)
Net income	—	—	—	—	22,524	22,524
Balance, September 30, 2024	161,955,151	$162	$952,123	$(1,276)	$31,478	$982,487

Three Months Ended September 30, 2023

	Common Stock
(IN THOUSANDS, EXCEPT SHARES)	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive loss	Retained earnings (accumulated deficit)	Total stockholders’ equity
Balance, June 30, 2023	156,279,075	$156	$867,490	$(1,971)	$12,539	$878,214
RSUs and MSUs vested	1,102,702	1	—	—	—	1
Option exercises	53,748	1	590	—	—	591
ESPP purchase	162,406	—	1,424	—	—	1,424
Stock-based compensation	—	—	13,882	—	—	13,882
Foreign currency translation adjustment	—	—	—	(1,717)	—	(1,717)
Net loss	—	—	—	—	(13,749)	(13,749)
Balance, September 30, 2023	157,597,931	$158	$883,386	$(3,688)	$(1,210)	$878,646

Nine Months Ended September 30, 2023

	Common Stock
(IN THOUSANDS, EXCEPT SHARES)	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive loss	Retained earnings (accumulated deficit)	Total stockholders’ equity
Balance, December 31, 2022	153,990,128	$154	$810,186	$(2,899)	$775	$808,216
RSUs and MSUs vested	2,692,984	3	—	—	—	3
Option exercises	641,250	1	5,583	—	—	5,584
ESPP purchase	273,569	—	2,306	—	—	2,306
Stock-based compensation	—	—	65,311	—	—	65,311
Foreign currency translation adjustment	—	—	—	(789)	—	(789)
Adoption of ASC 326, net of tax	—	—	—	—	941	941
Net loss	—	—	—	—	(2,926)	(2,926)
Balance, September 30, 2023	157,597,931	$158	$883,386	$(3,688)	$(1,210)	$878,646

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
(IN THOUSANDS)	2024	2023
Cash flows from operating activities:
Net income (loss)	$22,524	$(2,926)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	47,032	40,373
Stock-based compensation	47,185	65,641
Foreign currency (gain) loss, net	(1,775)	571
Deferred tax benefit	(15,457)	(17,974)
Amortization of debt issuance costs	348	348
Allowance for credit losses	949	2,223
Impairment of assets	37	—
Changes in operating assets and liabilities:
Increase in accounts receivable	(7,028)	(19,936)
Increase in unbilled receivables	(1,723)	(370)
(Increase) decrease in prepaid expenses and other current assets	(18,668)	5,851
(Increase) decrease in operating leases, net	(1,169)	139
Increase in other long-term assets	(696)	(27)
(Decrease) increase in accounts payable and accrued expenses and other long-term liabilities	(21,958)	148
Increase in deferred revenue	768	150
Decrease in due to/from related party	(119)	(93)
Net cash provided by operating activities	50,250	74,118
Cash flows from investing activities:
Purchase of property and equipment	(1,594)	(1,954)
Development of internal use software and other	(28,868)	(23,539)
Net cash used in investing activities	(30,462)	(25,493)
Cash flows from financing activities:
Proceeds from the Revolver	—	75,000
Repayment of long-term debt	(90,000)	(125,000)
Proceeds from exercise of stock options	313	5,584
Cash received from Employee Stock Purchase Program	2,329	2,236
Net cash used in financing activities	(87,358)	(42,180)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(67,570)	6,445
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(113)	(1,330)
Cash, cash equivalents and restricted cash at beginning of period	127,290	89,671
Cash, cash equivalents, and restricted cash, at end of period	$59,607	$94,786
Supplemental Disclosures:
Net cash paid during the period for:
Interest	$4,613	$8,880
Taxes	$29,942	$10,361
Non-cash investing and financing activities:
Property and equipment acquired included in accounts payable	$47	$17
Internal use software acquired included in accounts payable	$966	$1,012
Lease liabilities arising from right of use assets	$6,110	$4,832

Supplemental Disclosure Regarding Non-GAAP Financial Information

We use supplemental measures of our performance, which are derived from our consolidated financial information, but which are not presented in our consolidated financial statements prepared in accordance with GAAP. Adjusted EBITDA is the primary financial performance measure used by management to evaluate our business and monitor ongoing results of operations. Adjusted EBITDA is defined as income before depreciation and amortization, stock-based compensation, interest expense, income taxes, acquisition, restructuring and integration costs, foreign exchange gain, net, asset impairments, and other one-time, non-recurring costs. Adjusted EBITDA margin represents the adjusted EBITDA for the applicable period divided by the revenue for that period presented in accordance with GAAP.

We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our shareholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period-to-period comparisons. Although we believe these measures are useful to investors and analysts for the same reasons they are useful to management, as discussed below, these measures are not a substitute for, or superior to, U.S. GAAP financial measures or disclosures. Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

Reconciliations of historical adjusted EBITDA to its most directly comparable GAAP financial measure, net income/loss, are presented below. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items.

Reconciliation of Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(IN THOUSANDS, EXCEPT PERCENTAGES)	2024	2023	2024	2023
Net income (loss)	$16,089	$(13,749)	$22,524	$(2,926)
Depreciation and amortization	16,243	14,027	47,032	40,373
Stock-based compensation	16,443	13,900	47,185	65,641
Interest expense, net	1,325	3,109	4,787	9,747
Provision (benefit) for income taxes	2,773	19,841	7,562	(6,240)
Acquisition, restructuring and integration costs	290	1,353	1,465	2,974
Foreign exchange (gain) loss, net	(2,607)	2,078	(723)	931
Asset impairments and other costs	90	11	90	1,517
Adjusted EBITDA	$50,646	$40,570	$129,922	$112,017
Revenue	$133,528	$120,331	$377,063	$340,074
Net income (loss) margin	12%	(11)%	6%	(1)%
Adjusted EBITDA margin	38%	34%	34%	33%

Conference Call and Webcast Information
IAS will host a conference call and live webcast to discuss its third quarter 2024 financial results today at 5:00 p.m. ET. To access the live webcast and conference call dial-in, please register under the "News & Events" section of IAS's investor relations website. A replay will be available on IAS's investor relations website following the live call: https://investors.integralads.com.

About Integral Ad Science
Integral Ad Science (IAS) is a leading global media measurement and optimization platform that delivers the industry’s most actionable data to drive superior results for the world’s largest advertisers, publishers, and media platforms. IAS’s software provides comprehensive and enriched data that ensures ads are seen by real people in safe and suitable environments, while improving return on ad spend for advertisers and yield for publishers. Our mission is to be the global benchmark for trust and transparency in digital media quality. For more information, visit integralads.com.

Forward-Looking Statements
This earnings press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance, including guidance, and business, including pipeline and industry trends. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements we make relating to our estimated and projected costs, profitability, expenditures, cash flows, growth rates and financial results or our plans and objectives for future operations, growth initiatives or strategies, including pursuing business from Oracle or other competitors are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including: (i) the adverse effect on our business, operating results, financial condition, and prospects from various macroeconomic factors, including instability in geopolitical or market conditions; (ii) our failure to innovate or make the right investment decisions; (iii) our ability to provide digital or cross-platform analytics; (iv) our failure to maintain or achieve industry accreditation standards; (v) our dependence on integrations with advertising platforms, demand side providers (“DSPs”) and proprietary platforms that we do not control; (vi) our ability to compete successfully with our current or future competitors in an intensely competitive market, including with respect to the Oracle opportunity; (vii) our inability to use software licensed from third parties; (viii) our international expansion; (ix) our ability to expand into new channels; (x) our ability to sustain our profitability and revenue growth rate; (xi) risks that our customers do not pay or choose to dispute their invoices; (xii) risks of material changes to revenue share agreements with certain DSPs; (xiii) our dependence on the overall demand for advertising; (xiv) our ability to effectively manage our growth; (xv) the impact that any acquisitions we have completed in the past and may consummate in the future, strategic investments, or alliances may have on our business, financial condition, and results of operations; (xvi) our ability to successfully execute our international plans; (xvii) the risks associated with the seasonality of our market; (xviii) our ability to maintain high impression volumes; (xix) the difficulty in evaluating our future prospects given our short operating history; (xx) uncertainty in how the market for buying digital advertising verification solutions will evolve; (xxi) interruption by man-made problems such as terrorism, computer viruses, or social disruptions; (xxii) the risk of failures in the systems and infrastructure supporting our solutions and operations; (xxiii) our ability to avoid operational, technical, and performance issues with our platform; (xxiv) risks associated with any unauthorized access to user, customer, or inventory and third-party provider data; (xxv) our ability to provide the non-proprietary technology, software, products, and services that we use; (xxvi) the risk that we are sued by third parties for alleged infringement, misappropriation, or other violation of their proprietary rights; (xxvii) our ability to obtain, maintain, protect, or enforce intellectual property and proprietary rights that are important to our business; (xxviii) our involvement in lawsuits to protect or enforce our intellectual property; (xxix) risks that our employees, consultants, or advisors have wrongfully used or disclosed alleged trade secrets of their current or former employers; (xxx) risks that our trademarks and trade names are not adequately protected; (xxxi) the impact of unforeseen changes to privacy and data protection laws and regulation on digital advertising; (xxxii) our ability to maintain our corporate culture; (xxxiii) public health outbreaks, epidemics, pandemics, or other public health crises; (xxxiv) risks posed by earthquakes, fires, floods, and other natural catastrophic events; (xxxv) the risk that a perceived failure to comply with laws and industry self-regulation may damage our reputation; and (xxxvi) other factors disclosed in our filings with the SEC. Given these factors, as well as other variables that may affect our operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to update or revise any forward- looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contact:
Jonathan Schaffer
ir@integralads.com

Media Contact:
press@integralads.com